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                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Financial Highlights" in the Prospectuses and the various captions in the Statements of Additional Information and to the incorporation by reference of our reports dated November 15, 1995 in this Registration Statement (Form N-1A No. 2-92260) of Pacifica Funds Trust.

                                                ERNST & YOUNG LLP

New York, New York
January 29, 1996